Consent of Independent Auditors





We consent to the reference to our firm under the captions "Financial Statements" in each of the Prospectuses in Part A and "Financial Statements" in Part B and to the use of our report dated February 24, 2000 on the statement of net assets of Principal Partners MidCap Growth Fund, Inc. included in this Post-Effective Amendment No. 1 to Form N-1A Registration Statement under the Securities Act of 1933 (Registration No. 333-93845) and related prospectuses of Principal Partners MidCap Growth Fund, Inc.


                                                           /s/ ERNST & YOUNG LLP

                                                               ERNST & YOUNG LLP


Des Moines, Iowa
April 26, 2000